Exhibit 99.1

WOODFORD INVESTMENT MANAGEMENT TO MAKE $55 MILLION DIRECT INVESTMENT IN THERAVANCE BIOPHARMA ORDINARY SHARES

DUBLIN, Ireland, Oct. 26, 2015 — Theravance Biopharma, Inc. (NASDAQ: TBPH) (Theravance Biopharma) today announced that it has entered into a definitive purchase agreement with funds managed by Woodford Investment Management LLP for the sale of 3,859,649 ordinary shares of Theravance Biopharma at a price of $14.25 per share through a registered direct offering. The transaction is expected to provide gross proceeds of $55 million to Theravance Biopharma before deducting costs associated with the offering. The net proceeds will be used for general corporate purposes. The parties expect to close the transaction on or about October 29, 2015, subject to customary closing conditions.

The ordinary shares offered by Theravance Biopharma in this transaction will be issued pursuant to its existing shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (SEC) on July 16, 2015, and is available on the SEC’s website at www.sec.gov. Ondra Partners provided advisory services to Theravance Biopharma in connection with this transaction.

Copies of the prospectus and the accompanying base prospectus relating to this sale may be obtained by request to: Theravance Biopharma, Inc., c/o Theravance Biopharma US, Inc., 901 Gateway Boulevard, South San Francisco, California 94080, Attn: Investor Relations.

This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the Company’s strategies, plans and objectives, and the anticipated timing of the closing of the registered direct offering.  These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of the press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described under the heading “Risk Factors” contained in Theravance Biopharma’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2015. In addition to the risks described therein and in Theravance Biopharma’s other filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Contact Information

Theravance Biopharma

Renee Gala

Chief Financial Officer

650-808-4045

investor.relations@theravance.com

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